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                                                                    EXHIBIT 23.2

Board of Directors
Florida Progress Corporation:

We consent to incorporation by reference in the registration statements No. 33-53939 on Form S-8, No. 33-54972 on Form S-8, No. 333-02169 on Form S-8, No.
333-19037 on Form S-8, No. 333-75373 on Form S-8, No. 333-39232 on Form S-3, No.
33-51573 on Form S-3, No. 33-47623 on Form S-8, No. 2-93111 on Form S-3, No.
333-94143 on Form S-8, No. 333-66161 on Form S-8, and No. 333-07853 on Form S-3
of Florida Progress Corporation of our report dated February 15, 2001 relating to the consolidated balance sheets and consolidated schedules of capitalization of Florida Progress Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, cash flows and common equity and comprehensive income for the years then ended, which report appears in the Form 8-K of Florida Progress Corporation dated March 15, 2002.


/s/ KPMG LLP
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KPMG LLP
St. Petersburg, Florida



March 15, 2002

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